UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2010

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

On October 11, 2010, LaSalle Hotel Properties (NYSE: LHO) announced it will report financial results for the third quarter of 2010 on Wednesday, October 20, 2010 after the market closes. The company will conduct its quarterly conference call on Thursday, October 21, 2010 at 9:00 AM EST.

To participate in the conference call, please follow the steps listed below:

1.	On October 21, 2010, dial (888) 215-7027 approximately ten minutes before the call begins (8:50 AM EST);

2.	Tell the operator that you are calling for LaSalle Hotel Properties’ Third Quarter 2010 Earnings Conference Call;

3.	State your full name and company affiliation and you will be connected to the call.

A live webcast of the Earnings Call will also be available through the Company’s website. To access, log on to http://www.lasallehotels.com ten minutes prior to the call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 34 upscale full-service hotels, totaling over 9,000 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts and JRK Hotel Group, Inc.

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

Contacts:

Michael Barnello and Kenneth Fuller, LaSalle Hotel Properties – 301/941-1500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: October 12, 2010	By:	/S/ HANS S. WEGER
Hans S. Weger
Executive Vice President, Treasurer, and
Chief Financial Officer